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                                                                    EXHIBIT 10.3

                              REVOLVING CREDIT NOTE

$20,000,000.00                                                     June 17, 2005
                                                                Atlanta, Georgia

        FOR VALUE RECEIVED, the undersigned, miller industries, inc., a corporation formed under the laws of the State of Tennessee (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK NATIONAL ASSOCIATION (the "Lender"), 171 17th Street NW 100 Building Atlanta, Georgia, 30363, or at such other address as may be specified in writing by the Lender to the Borrower, the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Credit Loans under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

        The date, amount of each Revolving Credit Loan, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans.

        This Note is the Revolving Credit Note referred to in the Credit Agreement dated as of June 17, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between the Borrower and the Lender. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

        The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

        Except as permitted by Section11.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

        This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

        The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

        Time is of the essence for this Note.


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        IN WITNESS WHEREOF, the undersigned has executed and delivered this
Revolving Credit Note under seal as of the date first written above.

                                        Miller industries, inc.


                                        By: /s/ J. Vincent Mish
                                            ---------------------------------
                                            Name:  J. Vincent Mish
                                                  ---------------------------
                                            Title:  Chief Financial Officer
                                                   --------------------------


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                                SCHEDULE OF LOANS


        This Note evidences Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

                PRINCIPAL                  AMOUNT       UNPAID
     DATE OF    AMOUNT OF     INTEREST     PAID OR     PRINCIPAL    NOTATION
      LOAN        LOAN         RATE       PREPAID      AMOUNT       MADE BY
      ----        ----         ----       -------      ------       -------






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